UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

MAY 16, 2007

Date of Report (date of Earliest Event Reported)

ROCKPORT HEALTHCARE GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	0-23514	33-06114
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

50 BRIAR HOLLOW LANE, SUITE 515W, HOUSTON, TEXAS 77027

(Address of principal executive offices and zip code)

(713) 621-9424

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

Item 1.01

Entry into a Material Definitive Agreement.

On May 16, 2007, we entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Nexus Asset Acquisition Co., a Delaware corporation (“Nexus”), pursuant to which we agreed to sell to Nexus 100% of the outstanding common stock of our wholly owned subsidiary Rockport Community Network, Inc., a Nevada corporation (“RCN”) (the “Stock Purchase”).

The Purchase Agreement provides that prior to the consummation of the Stock Purchase, we will transfer the assets and liabilities relating to our healthcare management business, as a contribution to capital, to RCN.  As such, the completion of the Stock Purchase by Nexus will result in the sale of substantially all of our assets to Nexus on the terms and conditions set forth in the Purchase Agreement.

On May 16, 2007, Nexus entered into a voting agreement with stockholders holding a majority of the voting power of our outstanding shares of common stock (the “Principal Stockholders”) pursuant to which each of the Principal Stockholders agreed, among other things, to take certain actions in furtherance of the Stock Purchase, including causing the execution and delivery of a written consent in accordance with Section 228 of the Delaware General Corporation Law (“DGCL”), pursuant to which the Principal Stockholders consented to the adoption of the Purchase Agreement and the approval of the Stock Purchase.  The foregoing written consent was delivered to us on May 16, 2007, subsequent to our entrance into the Purchase Agreement.

Summary of Purchase Agreement Terms

In consideration for the Stock Purchase, Nexus has agreed to pay us a purchase price of approximately $1.92 million, subject to adjustment.  In addition, Nexus agreed to assume certain liabilities related to our healthcare management business and the payment of certain of our expenses related to the Stock Purchase.

We anticipate that a portion of the purchase price will be used to repay substantially all of our outstanding note payables and other outstanding obligations, including outstanding note payables and accrued expenses and fees payable to certain of our directors and officers. After payment of the foregoing amounts, we intend to make a dividend to our stockholders of the remaining purchase price. The record date for the determination of the stockholders entitled to such dividend has not been determined, but it is expected that it will be after the completion of the Stock Purchase.

The consummation of Purchase Agreement is subject to the satisfaction or waiver of certain closing conditions, including without limitation:

•

the mailing of an information statement to our stockholders;

•

that there shall not have been, and continue to be in effect, any action of any governmental entity that would render the parties to the Purchase Agreement unable to consummate the transactions set forth in the Purchase Agreement, or that would make such transactions illegal;

•

the receipt by our board of directors, including the special committee of independent directors formed to consider the transaction, from an independent valuation firm of an opinion that the purchase price to be received by us is fair from a financial point of view to the holders of our common stock;

•

the mutual agreement between us and Nexus with the documentation related to the contribution of the assets and liabilities to be transferred to RCN;

•

Nexus’s satisfactory completion of its due diligence, which must occur prior to May 25, 2007;

•

that there shall not have occurred a material adverse change in us or our business, and that no event shall have occurred or circumstance shall exist that, in combination with any other events or circumstances, would reasonably be expected to have or result in a material adverse change in us or our business;

•

the entrance into mutually acceptable employment arrangements between Nexus, or an affiliate of Nexus, and certain of our key management, including one of our directors, Mr. Harry Neer, and two officers related to Mr. Neer; and

•

that RCN shall have received all material government consents required in connection with the operation of the business after the closing date.

The closing of the Stock Purchase is not conditioned upon Nexus having secured financing.

Our board of directors unanimously approved the terms of the Stock Purchase on May 16, 2007, following the recommendation of such approval by a special committee of independent directors and discussions with a financial advisory firm that is providing the fairness opinion.  Subject to the timely satisfaction of the closing conditions in the Purchase Agreement, we currently anticipate that the sale will be consummated in June 2007.

Baldwin Note Conversions

On May 16, 2007, prior to the execution of the Purchase Agreement, one of our directors, Mr. John K. Baldwin, agreed to convert certain convertible notes in the aggregate outstanding principal amount, together with accrued interest, of approximately $1 million held by Mr. Baldwin into 4,584,052 shares of our common stock in lieu of payment.  The convertible notes consisted of:

(i) a convertible note dated June 18, 2001, in the original principal amount of $300,000, convertible at $0.36 per share;

(ii) convertible note dated March 30, 2004 in the original principal amount of $60,000, convertible at $0.18 per share;

(iii) convertible note dated June 10, 2004 in the original principal amount of $270,000 (which was extended June 13, 2005), convertible at $0.20 per share; and

(iv) convertible note dated November 1, 2004 in the original principal amount of $135,000 (which was extended June 13, 2005), convertible at $0.18 per share.

The above notes were past due as of May 16, 2007.  Mr. Baldwin agreed to waive any penalties related thereto.

The issuance of the common stock to Mr. Baldwin was completed pursuant to Section 4(2) and Rule 506 of Regulation D of the Securities Act of 1933, as amended.

Bannon Overwrite Obligation

During September 1998, the Company acquired Newton Healthcare Network, LLC from Bannon Energy Incorporated (“Bannon”) of which Robert D. Johnson, a former director of the Company, was sole owner of Bannon, pursuant to a purchase and sale agreement.  In accordance with the purchase and sale agreement, Bannon received a commission overwrite of 2% of the gross revenue attributable to Rockport Community Network, Inc., and the Company (the “Overwrite Obligation”).  For the nine months ended December 31, 2006, Bannon earned $39,966.  On May 15, 2007, Bannon agreed with the Company and RCN to terminate the Overwrite Obligation upon consummation of the Stock Purchase in exchange for $180,000.

Item 3.02

Unregistered Sales of Equity Securities.

See the disclosures under Item 1.01 above, which are incorporated herein by reference.

Item 9.01

Financial Statement and Exhibits

(a)-(c)

Not applicable.

(d)

Exhibit 10.1 – Stock Purchase Agreement, effective as of May 16, 2007, by and between Rockport Healthcare Group, Inc. and Nexus Asset Acquisition Co.

Exhibit 10.2 – Voting Agreement, dated May 16, 2007, between Nexus Asset Acquisition Co. and certain stockholders of Rockport Healthcare Group, Inc.

 [THE SIGNATURE PAGE FOLLOWS]

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCKPORT HEALTHCARE GROUP, INC.

Date: May 22, 2007	By:	/s/ Harry M. Neer
Harry M. Neer, President and Chief Executive Officer